EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

W-Net, Inc.,
a California corporation

Dated: April 24, 2007	/s/ David Weiner
By: David Weiner
Its: President

David Weiner, an individual

Dated: April 24, 2007	/s/ David Weiner

Woodman Management Corp.,
a California corporation

Dated: April 24, 2007	/s/ David Weiner
By: David Weiner
Its: President